UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                              NEXTEL PARTNERS, INC.
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Excerpt from Employee Communication -- September 22, 2005

I also want to update you on some news regarding the Sprint Nextel merger. We recently announced that we have set the date for a meeting of our shareholders. The meeting will occur on October 24, 2005. At the meeting, our shareholders have the right to decide if they want to trigger the put right, that is, trigger the right to require Nextel to buy their shares. Alternatively, they could postpone any vote on the put right until a date no later than February 2007.

This is but one more step in the put process. If the shareholders vote to trigger the put, we will then begin the process of valuing the company. We would also need to obtain the necessary regulatory approvals for the transaction. As you can see, we still have a long way to go.